                                WARRANT AGREEMENT

      Warrant Agreement (the "Agreement"), dated as of this 12th day of November, 1999, by and among eB2B Commerce, Inc., a Delaware corporation ("eCom"), and Dynamic Web Enterprises, Inc., a New Jersey corporation (the "Company").

                               W I T N E S S E T H

      WHEREAS, the Company desires to issue to eCom, and eCom desires to receive from the Company, warrants to purchase shares of the Company's Common Stock on the terms and conditions set forth in this Agreement in consideration of the execution and delivery by eCom of a "Loan Agreement" dated as of the date hereof between the parties (the "Loan Agreement").

      NOW THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth and for the purpose of defining the terms and provisions of the Warrants and the certificates representing the Warrants and the respective rights and obligations thereunder of the Company and eCom, the parties hereto agree as follows:

1 Definitions. As used herein, the following terms shall have the following meanings, unless the context shall otherwise require:

      1.1 "Common Stock" shall mean stock of the Company of any class, whether now or hereafter authorized, which has the right to participate in the distributions of earnings and assets of the Company without limit as to amount or percentage, which at the date hereof consists of 50,000,000 authorized shares of Common Stock, $.0001 par value.

      1.2 "Exercise Date" shall mean, as to the Warrants, the date on which the Company shall have received both (a) the Warrant Certificate representing such Warrant, with the exercise form thereon duly executed by the Holder thereof or its attorney duly authorized in writing, and (b) payment in cash, or by official bank or certified check made payable to the Company, of an amount in lawful money of the United States of America equal to the Exercise Price.

      1.3 "Exercise Price" shall mean the purchase price to be paid upon exercise of each Warrant in accordance with the terms hereof, which price shall be $2.00 per share subject to adjustment from time to time pursuant to the provisions of Section 8 hereof.

      1.4 "Holder" shall mean eB2B Commerce, Inc.

      1.5 "Initial Warrant Exercise Date" shall mean the date hereof.

      1.6 "Loan Agreement" shall mean a certain Loan Agreement executed between eCom and the Company on November 12, 1999, which provides that eCom will make a series of loans to the Company.

      1.7 "Transfer Agent" shall mean American Stock Transfer & Trust Company, as the Company's transfer agent, or its authorized successor, as such.

      1.8 "Warrant Expiration Date" shall mean 5:00 P.M. (New York time) on the 120th day from the Initial Warrant Exercise Date, provided however that in the event eCom terminates the Letter Agreement, then all the Warrants will be forfeited by eCom as of the date of such event. Upon notice to Holder, the Company shall have the right to extend the Warrant Expiration Date.

      1.9 "Warrant Shares" shall mean the shares of Common Stock deliverable upon exercise of the Warrants, as adjusted from time to time.

2 Warrants And Issuance of Warrant Certificates.

      2.1 As additional consideration for the Loan Agreement by eCom, subject to the terms and conditions of this Agreement, the Company agrees to issue to eCom, the following: (i) upon the execution of the Letter Agreement, warrants to purchase 2,500,000 shares of the Company's Common Stock, and (ii) upon the execution of the Definitive Agreement, warrants to purchase an additional 5,000,000 shares of the Company's Common Stock ("Warrants") having an exercise price of $2.00 per share, which amount shall be subject to adjustments as provided herein, at any time prior to the Warrant Expiration Date (the "Warrant Shares"). The Warrants shall be substantially in the form attached hereto as Exhibit A. It is understood and agreed that the consideration for the Company's issuance of the Warrants to eCom shall be eCom's entering into the Loan Agreement with the Company; eCom will not be required to pay any issuance price or other amount to the Company or to any other person or entity in connection with the Company's issuance of the Warrants to eCom; provided, however, that in order to exercise the Warrants, in whole or in part, eCom will be required to pay the exercise prices set forth herein (except as otherwise provided herein).

      2.2 From time to time, up to the Warrant Expiration Date, the Company shall execute and delivery Warrant Certificates in required whole number denominations to the persons entitled thereto in connection with any transfer or exchange permitted under this Agreement; provided that no Warrant Certificate shall be issued except (i) those initially issued hereunder, (ii) those issued on or after the Initial Warrant Certificate, to evidence any unexercised Warrants held by Holder (iii) those issued upon any transfer or exchange pursuant to Section 6: (iv) those issued in replacement of lost, stolen, destroyed or mutilated Warrant Certificates pursuant to Section 7; and (v) at the option of the Company, in such form as may be approved by its Board of Directors, to reflect (a) any adjustment or change in the Exercise Price for the number of shares of Common Stock purchasable upon exercise of the Warrants, made pursuant to Section 8 hereof and (b) other modifications approved by the Holder in accordance with Section 14 hereof.

3 Form And Execution of Warrant Certificates.

      3.1 The Warrant Certificates shall be substantially in the form annexed hereto as Exhibit A (the provisions of which are hereby incorporated herein) and may have such letters, numbers or other marks of identification or designation and such legends, summaries or endorsements printed, lithographed, engraved or typed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Warrants may be listed, or to conform to usage. The Warrant Certificates shall be dated the date of issuance thereof (whether upon initial issuance, transfer, exchange or in lieu of mutilated, lost, stolen, or destroyed Warrant Certificates) and issued in registered form. Warrants shall be numbered serially with the letters PW.

      3.2 Warrant Certificates shall be executed on behalf of the Company by its Chairman of the Board, Chief Executive Officer, President or any Vice President and by its Secretary or an Assistant Secretary, by manual signatures or by facsimile signatures printed thereon, and shall have imprinted thereon a facsimile of the Company's seal. In case any officer of the Company who shall have signed any of the Warrant Certificates shall cease to be such officer of the Company before the date of issuance of the Warrant Certificates and issue and delivery thereof, such Warrant Certificates may nevertheless be issued and delivered with the same force and effect as though the person who signed such Warrant Certificates had not ceased to be such officer of the Company. After execution by the Company, Warrant Certificates shall be delivered by the Company to eCom.

4 Exercise.

      4.1 eCom is entitled to exercise the Warrants, in whole or in part, provided however, that in the event eCom exercises part of the Warrants, eCom must exercise the Warrants in increments of 2,500,000 Warrants, at any time on or after the Initial Exercise Date, but not after the Warrant Expiration Date, upon the terms and subject to the conditions set forth herein and in the applicable Warrant Certificate. A Warrant shall be deemed to have been exercised immediately prior to the close of business on the Exercise Date. As soon as practicable on or after the Exercise Date, the Company shall deposit the proceeds received from the exercise of a Warrant, and promptly after clearance of checks received in payment of the Exercise Price pursuant to such Warrants, cause to be issued and delivered by the Transfer Agent, to eCom, a certificate for the securities deliverable upon such exercise (plus a certificate for any remaining unexercised Warrants).

5 Reservation of Shares; Listing; Payment of Taxes; Etc.

      5.1 The Company covenants that it will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance upon exercise of Warrants, such number of shares of Common Stock as shall then be issuable upon the exercise of all outstanding Warrants. The Company covenants that all shares of Common Stock which shall be issuable upon exercise of the Warrants and payment of the Exercise Price shall, at the time of delivery, be duly and validly issued, fully paid, nonassessable and free from all taxes, liens and charges with respect to the issue thereof (other than those which the Company shall promptly pay or discharge).

      5.2 The Company will use reasonable efforts to obtain appropriate approvals or registrations under state "blue sky" securities laws with respect to the exercise of the Warrants; provided, however, that the Company shall not be obligated to file any general consent to service of process or qualify as a foreign corporation in any jurisdiction. With respect to any such securities laws, however, Warrants may not be exercised by, or shares of Common Stock issued to eCom in any state in which such exercise would be unlawful.

      5.3 The Company shall pay all documentary, stamp or similar taxes and other governmental charges that may be imposed with respect to the issuance of Warrants, or the issuance, or delivery of any shares upon exercise of the Warrants; provided, however, that if the shares of Common Stock are to be delivered in a name other than the name of eCom, then no such delivery shall be made unless eCom has paid to the Company the amount of transfer taxes or charges incident thereto, if any.

6 Exchange And Registration of Transfer. Subject to the restrictions on transfer contained in the Warrant Certificates.

      6.1 The Company shall keep in its office books in which, subject to such reasonable regulations as it may prescribe, it shall register Warrant Certificates and the transfer thereof in accordance with its regular practice. Upon due presentment for registration of transfer of any Warrant Certificate at its office, the Company shall execute, issue and deliver to the transferee or transferees a new Warrant Certificate or Certificates representing an equal aggregate number of Warrants.

      6.2 With respect to all Warrant Certificates presented for registration of transfer, or for exchange or exercise, the subscription form on the reverse thereof shall be duly endorsed, or be accompanied by a written instrument or instruments of transfer and subscription, in form satisfactory to the Company, duly executed by it or its attorney-in-fact duly authorized in writing.

      6.3 The Company may require payment by such holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

      6.4 All Warrant Certificates surrendered for exercise or for exchange in case of mutilated Warrant Certificates shall be promptly canceled by the Company and thereafter retained by the Company until termination of this Agreement or, with the prior written consent of eCom, disposed of or destroyed.

      6.5 Prior to due presentment for registration of transfer thereof, the Company may deem and treat the Holder of Warrant Certificates as the absolute owner thereof and of each Warrant represented thereby (notwithstanding any notations of ownership or writing thereon made by anyone other than a duly authorized officer of the Company) for all purposes and shall not be affected by any notice to the contrary.

7 Loss or Mutilation. Upon receipt by the Company of evidence satisfactory to them of the ownership of and loss, theft, destruction or mutilation of any Warrant Certificate and (in case of loss, theft or destruction) of indemnity satisfactory to them, and (in the case of mutilation) upon surrender and cancellation thereof, the Company shall execute and countersign and deliver to eCom in lieu thereof a new Warrant Certificate of like tenor representing an equal aggregate number of Warrants. Applicants for a substitute Warrant Certificate shall comply with such other reasonable regulations and pay such other reasonable charges as the Company may prescribe.

8 Anti-dilution Provisions. The Exercise Price in effect at any time and the number and kind of securities purchasable upon the exercise of the Warrants shall be subject to adjustment from time to time upon the happening of certain events as follows:

      8.1 In case the Company shall hereafter (i) declare a dividend or make a distribution on its outstanding shares of Common Stock in shares of Common Stock, (ii) subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclassification shall be adjusted so that it shall equal the price determined by multiplying the Exercise Price by a fraction, the denominator of which shall be the number of shares of Common Stock outstanding after giving effect to such action, and the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such action. Such adjustment shall be made successively whenever any event listed above shall occur.

      8.2 Whenever the Exercise Price payable upon exercise of each Warrant is adjusted pursuant to Section 8.1 above, the number of Shares purchasable upon exercise of this Warrant shall simultaneously be adjusted by multiplying the number of Shares initially issuable upon exercise of this Warrant by the Exercise Price in effect on the date hereof and dividing the product so obtained by the Exercise Price, as adjusted.

      8.3 No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least five cents ($0.05) in such price; provided, however, that any adjustments which by reason of this Subsection (i) are not required to be made shall be carried forward and taken into account in any subsequent adjustment required to be made hereunder. All calculations under this Section 8 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. Anything in this Section 8 to the contrary notwithstanding, the Company shall be entitled, but shall not be required, to make such changes in the Exercise Price, in addition to those required by this Section 8, as it shall determine, in its sole discretion, to be advisable in order that any dividend or distribution in shares of Common Stock, or any subdivision, reclassification or combination of Common Stock, hereafter made by the Company shall not result in any Federal Income tax liability to the holders of Common Stock or securities convertible into Common Stock (including Warrants).

      8.4 Whenever the Exercise Price is adjusted, as herein provided, the Company shall promptly but no later than ten (10) days after any request for such an adjustment by the Holder, cause a notice setting forth the adjusted Exercise Price and adjusted number of Shares issuable upon exercise of each Warrant, and, if requested, information describing the transactions giving rise to such adjustments, to be mailed to the Holder at its address appearing in the Warrant Register, and shall cause a certified copy thereof to be mailed to its transfer agent, if any. The Company may retain a firm of independent certified public accountants selected by the Board of Directors (who may be the regular accountants employed by the Company) to make any computation required by this
Section 8, and a certificate signed by such firm shall be conclusive evidence of the correctness of such adjustment.

      8.5 In the event that at any time, as a result of an adjustment made pursuant to Subsection (a) above, the Holder of this Warrant thereafter shall become entitled to receive any shares of the Company, other than Common Stock, thereafter the number of such other shares so receivable upon exercise of this Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Sections 8.1 and 8.2 above.

      8.6 Irrespective of any adjustments in the Exercise Price or the number or kind of shares purchasable upon exercise of this Warrant, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the similar Warrants initially issuable pursuant to this Agreement.

9 Fractional Warrants And Fractional Shares.

      9.1 If the number of shares of Common Stock purchasable upon the exercise of each Warrant is adjusted pursuant to Section 8 hereof, the Company shall nevertheless not be required to issue fractions of shares, upon exercise of the Warrants or otherwise, or to distribute certificates that evidence fractional shares. With respect to any fraction of a share called for upon any exercise hereof, the Company shall pay an amount in cash equal to such fraction multiplied by the current market value of such fractional share, determined as follows:

            9.1.1 If the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such exchange or listed for trading on the NASDAQ National Market System ("NMS"), the current market value shall be the average of the last reported sale prices of the Common Stock on such exchange for the ten (10) trading days prior to the date of exercise of this Warrant; provided that if no such sale is made on a day within such period or no closing sale price is quoted, that day's market value shall be the average of the closing bid and asked prices for such day on such exchange or system; or

            9.1.2 If the Common Stock is listed in the over-the-counter market (other than on NMS) or admitted to unlisted trading privileges, the current market value shall be the mean of the last reported bid and asked prices reported by the National Quotation Bureau, Inc. for the ten (10) trading days prior to the date of the exercise of this Warrant; or

            9.1.3 If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the current market value shall be an amount determined in a reasonable manner by the Board of Directors of the Company.

10 Warrant Holder Not Deemed Stockholder. The Holder shall not be entitled to vote or to receive dividends or be deemed the holder of Common Stock that may at any time be issuable upon exercise of such Warrants for any purpose whatsoever, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issue or reclassification of stock, change of par value or change of stock to no par value, consolidation, merger or conveyance or otherwise), or to receive notice of meetings, or to receive dividends or subscription rights, until such Holder shall have exercised such Warrants and been issued shares of Common Stock in accordance with the provisions hereof.

11 Rights of Action. All rights of action with respect to this Agreement are vested in the Holder, and the Holder, may, on its own behalf and for its own benefit, enforce against the Company its right to exercise its Warrants for the purchase of shares of Common Stock in the manner provided in the Warrant Certificate and this Agreement.

12 Agreement of Warrant Holder. The Holder, by its acceptance thereof, consents and agrees with the Company that the Warrants are transferable only on the registry books of the Company by the Holder thereof in person or by its attorney duly authorized in writing and only if the Warrant Certificates representing such Warrants are surrendered at the office of the Company, duly endorsed or accompanied by a proper instrument of transfer satisfactory to the Company in its sole discretion, together with payment of any applicable transfer taxes.

13 Cancellation of Warrant Certificates. If the Company shall purchase or acquire any Warrant or Warrants, the Warrant Certificate or Warrant Certificates evidencing the same shall thereupon be canceled by it and retired. The Company shall also cancel Common Stock following exercise of any or all of the Warrants represented thereby or delivered to it for transfer, splitup, combination or exchange.

14 Modification of Agreement. The parties hereto may by supplemental agreement make any changes or corrections in this Agreement (i) that it shall deem appropriate to cure any ambiguity or to correct any defective or inconsistent provision or manifest mistake or error herein contained; (ii) to reflect an increase in the number of Warrants which are to be governed by this Agreement to; or (iii) that it may deem necessary or desirable

15 Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been made when delivered or mailed first class registered or certified mail, postage prepaid as follows: if to the Holder, eB2B Commerce, Inc., 29 West 38th Street, New York, New York 10018, Att: Peter J. Fiorillo; if to the Company, DynamicWeb Enterprises, Inc., 271 Route 46 West, Building F, Suite 209, Fairfield, New Jersey 07004.

16 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to principles of conflict of laws.

17 Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

18 Severability. If any provision of this Agreement is declared invalid by any lawful tribunal, then it shall be adjusted to conform to legal requirements of that tribunal and that modification shall automatically become a part of the Agreement. Or, if no adjustment can be made, the provision shall be deleted as though never included in the Agreement and the remaining provisions of the Agreement shall remain in full force and effect.

19 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company (and their respective successors and assigns) and eCom. Nothing in this Agreement is intended or shall be construed to confer upon any other person any right, remedy or claim, in equity or at law, or to impose upon any other person any duty, liability or obligation.

20 Termination. This Agreement shall terminate on the earlier to occur of (i) the close of business on the Warrant Expiration Date of all the Warrants; or
(ii) the date upon which all Warrants have been exercised or redeemed.

21 Counterparts. This Agreement may be executed in several counterparts, which taken together shall constitute a single document.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                    eB2B COMMERCE, INC.

                              By:   /s/ Peter J. Fiorillo
                                    --------------------------------
                                    Peter J. Fiorillo
                                    Chief Executive Officer


                              DYNAMICWEB ENTERPRISES, INC.

                              By:   /s/ Steven L. Vanechanos, Jr.
                                    ---------------------------------
                                    Steven L. Vanechanos, Jr.
                                    Chief Executive Officer

                                                                       EXHIBIT A

THIS WARRANT AND ANY SHARES OF COMMON STOCK ISSUABLE UPON ITS EXERCISE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE TRANSFERRED UNTIL (1) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 (THE "ACT") SHALL HAVE BECOME EFFECTIVE WITH RESPECT THERETO, OR (2) RECEIPT BY THE ISSUER OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER TO THE EFFECT THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER NOR IS SUCH TRANSFER IN VIOLATION OF ANY APPLICABLE STATE SECURITIES LAWS.

No. PW ____________                                         _________ Warrants

                        WARRANT CERTIFICATE FOR PURCHASE
                                 OF COMMON STOCK

                          DYNAMICWEB ENTERPRISES, INC.

            This certifies that FOR VALUE RECEIVED eB2B Commerce, Inc. or its registered assigns (the "Holder" or "eCom") is the owner of the number of Warrants ("Warrants") specified above. Each Warrant initially entitles eCom to purchase, subject to the terms and conditions set forth in this Certificate and the Warrant Agreement (as hereinafter defined), one fully paid and nonassessable share of Common Stock, $.0001 par value ("Common Stock") of DynamicWeb Enterprises, Inc., a New Jersey corporation (the "Company") at any time commencing on the Initial Exercise Date and prior to the Expiration Date (both as hereinafter defined), upon the presentation and surrender of this Warrant Certificate with the Subscription Form on the reverse hereof, duly executed at the corporate office of the Company, or its successor, accompanied by payment of an amount equal to $2.00 for each Warrant (the "Exercise Price") in lawful money of the United States of America in cash or by official bank or certified check made payable to DynamicWeb Enterprises, Inc. The Company may, at its election, reduce the Exercise Price.

            This Warrant Certificate and each Warrant represented hereby are issued pursuant to and are subject in all respects to the terms and conditions set forth in the Warrant Agreement (the "Warrant Agreement"), dated November 12, 1999 by and among the Company and eCom.

            In the event of certain contingencies provided for in the Warrant Agreement, the Exercise Price or the number of shares of Common Stock subject to purchase upon the exercise of each Warrant represented hereby are subject to modification or adjustment.

            Each Warrant represented hereby is exercisable at the option of the Holder, but no fractional shares of Common Stock will be issued. eCom is entitled to exercise the Warrants, in whole or in part, provided however, that in the event eCom exercises part of the Warrants, eCom must exercise the Warrants in increments of 2,500,000 Warrants, at any time on or after the Initial Exercise Date, but not after the Warrant Expiration Date. In the case of the exercise of less than all the Warrants represented hereby, the Company shall cancel this Warrant Certificate upon the surrender hereof and shall execute and deliver a new Warrant Certificate or Warrant Certificates of like tenor, which the Company shall countersign, for the balance of such Warrants.

            The term "Initial Exercise Date" shall mean the date hereof.

            The term "Expiration Date" shall on the 120th day from the Initial Warrant Exercise Date, provided however that in the event eCom terminates the Letter Agreement, then all the Warrants will be forfeited by eCom as of the date of such event. Upon notice to Holder, the Company shall have the right to extend the Warrant Expiration Date.

            This Warrant Certificate is exchangeable, upon the surrender hereof by the Holder at the corporate office of the Company, for a new Warrant Certificate or Warrant Certificates of like tenor representing an equal aggregate number of Warrants, each of such new Warrant Certificates to represent such number of Warrants as shall be designated by such Holder at the time of such surrender. Upon due presentment with any tax or other governmental charge imposed in connection therewith, for registration of transfer of this Warrant Certificate at such office, a new Warrant Certificate or Warrant Certificates representing an equal aggregate number of Warrants will be issued to the transferee in exchange therefor, subject to the limitations provided in the Warrant Agreement.

            Prior to the exercise of any Warrant represented hereby, the Holder shall not be entitled to any of the rights of a stockholder of the Company, including, without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided in the Warrant Agreement.

            Prior to due presentment for registration of transfer hereof, the Company may deem and treat the Holder as the absolute owner hereof and of each Warrant represented hereby (notwithstanding any notations of ownership or writing hereon made by anyone other than a duly authorized officer of the Company) for all purposes and shall not be affected by any notice to the contrary.

            This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of New York.

            IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed, manually or in facsimile by two of its officers thereunto duly authorized and a facsimile of its corporate seal to be imprinted hereon.

                                    DYNAMICWEB ENTERPRISES, INC.


                                    By:
                                        ----------------------------------------
                                        Steven L. Vanechanos, Jr.
                                        Chief Executive Officer

Dated: December   , 1999

                                SUBSCRIPTION FORM

                          To Be Executed by the Holder

                          in Order to Exercise Warrants

            The undersigned Holder hereby irrevocably elects to exercise Warrants represented by this Warrant Certificate, and to purchase the securities issuable upon the exercise of such Warrants, and requests that certificates for such securities shall be issued in the name of

            PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER

                             ______________________

                             ______________________

                             ______________________

                             ______________________

                    [please print or type name and address]

and be delivered to

                             ______________________

                             ______________________

                             ______________________

                             ______________________

                    [please print or type name and address]

and if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Holder at the address stated below.

Dated:________________________

X_____________________________

      ________________________

      ________________________

                                              Address

                                              _____________________

Taxpayer Identification Number

______________________________
Signature Guaranteed

                                   ASSIGNMENT

                          To Be Executed by the Holder

                           in Order to Assign Warrants

FOR VALUE RECEIVED, ____________________ hereby sells, assigns and transfers unto

            PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER

                             ______________________

                             ______________________

                             ______________________

                             ______________________

                    [please print or type name and address]

_________________________ of the Warrants represented by this Warrant Certificate, and hereby irrevocably constitutes and appoints ___________________ _________________Attorney to transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.

Dated:________________________

X_____________________________

Signature Guaranteed

______________________________

THE SIGNATURE TO THE ASSIGNMENT OR THE SUBSCRIPTION FORM MUST CORRESPOND TO THE NAME AS WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A COMMERCIAL BANK OR TRUST COMPANY OR A MEMBER FIRM OF THE AMERICAN STOCK EXCHANGE, NEW YORK STOCK EXCHANGE, PACIFIC STOCK EXCHANGE OR MIDWEST STOCK EXCHANGE.